Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

DEEP ISOLATION NUCLEAR, INC.

Table 1: Newly Registered Securities

Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, $0.0001 par value per share:	(1)	Other	1,065,786	$0.05	$53,289.30	0.0001381	$7.36
Equity	Common stock, $0.0001 par value per share:	(2)	Other	77,512	0.06	4,650.72	0.0001381	0.64
Equity	Common stock, $0.0001 par value per share:	(3)	Other	303,588	0.18	54,645.84	0.0001381	7.55
Equity	Common stock, $0.0001 par value per share:	(4)	Other	351,050	0.19	66,699.50	0.0001381	9.21
Equity	Common stock, $0.0001 par value per share:	(5)	Other	432,336	0.20	86,467.20	0.0001381	11.94
Equity	Common stock, $0.0001 par value per share:	(6)	Other	407,032	3.00	1,221,096.00	0.0001381	168.63
Equity	Common stock, $0.0001 par value per share:	(7)	Other	8,251,297	$4.25	$35,068,012.25	0.0001381	$4,842.89

Total Offering Amounts:						$36,554,860.81		5,048.23
Total Fee Offsets:								0.00
Net Fee Due:								$5,048.23

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Offering Note(s)

(1)	Represents shares of common stock, $0.0001 par value per share (“Common Stock”), of Deep Isolation Nuclear, Inc. (the “Company”) reserved for issuance under the Deep Isolation Nuclear, Inc. 2025 Equity Incentive Plan (as amended, the “2025 Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an additional indeterminate amount of shares to be offered or sold pursuant to the 2025 Plan and shares that may become issuable under the 2025 Plan by reason of certain corporate transactions or events, including any share dividend, share split, recapitalization or any other similar adjustment of the outstanding Common Stock.

Represents the number of shares issuable pursuant to stock option awards outstanding under the 2025 Plan.

Estimated pursuant to Rule 457(h) solely for purposes of calculating the aggregate offering price and the amount of the registration fee based upon the exercise prices of outstanding options previously granted under the 2025 Plan.

(2)	Represents shares of common stock, $0.0001 par value per share (“Common Stock”), of Deep Isolation Nuclear, Inc. (the “Company”) reserved for issuance under the Deep Isolation Nuclear, Inc. 2025 Equity Incentive Plan (as amended, the “2025 Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an additional indeterminate amount of shares to be offered or sold pursuant to the 2025 Plan and shares that may become issuable under the 2025 Plan by reason of certain corporate transactions or events, including any share dividend, share split, recapitalization or any other similar adjustment of the outstanding Common Stock.

Represents the number of shares issuable pursuant to stock option awards outstanding under the 2025 Plan.

Estimated pursuant to Rule 457(h) solely for purposes of calculating the aggregate offering price and the amount of the registration fee based upon the exercise prices of outstanding options previously granted under the 2025 Plan.

(3)	Represents shares of common stock, $0.0001 par value per share (“Common Stock”), of Deep Isolation Nuclear, Inc. (the “Company”) reserved for issuance under the Deep Isolation Nuclear, Inc. 2025 Equity Incentive Plan (as amended, the “2025 Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an additional indeterminate amount of shares to be offered or sold pursuant to the 2025 Plan and shares that may become issuable under the 2025 Plan by reason of certain corporate transactions or events, including any share dividend, share split, recapitalization or any other similar adjustment of the outstanding Common Stock.

Represents the number of shares issuable pursuant to stock option awards outstanding under the 2025 Plan.

Estimated pursuant to Rule 457(h) solely for purposes of calculating the aggregate offering price and the amount of the registration fee based upon the exercise prices of outstanding options previously granted under the 2025 Plan.

(4)	Represents shares of common stock, $0.0001 par value per share (“Common Stock”), of Deep Isolation Nuclear, Inc. (the “Company”) reserved for issuance under the Deep Isolation Nuclear, Inc. 2025 Equity Incentive Plan (as amended, the “2025 Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an additional indeterminate amount of shares to be offered or sold pursuant to the 2025 Plan and shares that may become issuable under the 2025 Plan by reason of certain corporate transactions or events, including any share dividend, share split, recapitalization or any other similar adjustment of the outstanding Common Stock.

Represents the number of shares issuable pursuant to stock option awards outstanding under the 2025 Plan.

Estimated pursuant to Rule 457(h) solely for purposes of calculating the aggregate offering price and the amount of the registration fee based upon the exercise prices of outstanding options previously granted under the 2025 Plan.

(5)	Represents shares of common stock, $0.0001 par value per share (“Common Stock”), of Deep Isolation Nuclear, Inc. (the “Company”) reserved for issuance under the Deep Isolation Nuclear, Inc. 2025 Equity Incentive Plan (as amended, the “2025 Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an additional indeterminate amount of shares to be offered or sold pursuant to the 2025 Plan and shares that may become issuable under the 2025 Plan by reason of certain corporate transactions or events, including any share dividend, share split, recapitalization or any other similar adjustment of the outstanding Common Stock.

Represents the number of shares issuable pursuant to stock option awards outstanding under the 2025 Plan.

Estimated pursuant to Rule 457(h) solely for purposes of calculating the aggregate offering price and the amount of the registration fee based upon the exercise prices of outstanding options previously granted under the 2025 Plan.

(6)	Represents shares of common stock, $0.0001 par value per share (“Common Stock”), of Deep Isolation Nuclear, Inc. (the “Company”) reserved for issuance under the Deep Isolation Nuclear, Inc. 2025 Equity Incentive Plan (as amended, the “2025 Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an additional indeterminate amount of shares to be offered or sold pursuant to the 2025 Plan and shares that may become issuable under the 2025 Plan by reason of certain corporate transactions or events, including any share dividend, share split, recapitalization or any other similar adjustment of the outstanding Common Stock.

Represents the number of shares issuable pursuant to stock option awards outstanding under the 2025 Plan.

Estimated pursuant to Rule 457(h) solely for purposes of calculating the aggregate offering price and the amount of the registration fee based upon the exercise prices of outstanding options previously granted under the 2025 Plan.

(7)	Represents shares of common stock, $0.0001 par value per share (“Common Stock”), of Deep Isolation Nuclear, Inc. (the “Company”) reserved for issuance under the Company’s 2025 Equity Incentive Plan (as amended, the “2025 Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an additional indeterminate amount of shares to be offered or sold pursuant to the 2025 Plan and shares that may become issuable under the 2025 Plan by reason of certain corporate transactions or events, including any share dividend, share split, recapitalization or any other similar adjustment of the outstanding Common Stock.

Represents the number of shares issued and issuable pursuant to awards granted or available for future grants under the 2025 Plan.

Estimated solely for the purpose of calculating the registration fee computed pursuant to Rule 457(c) and (h), upon the average of the high and low prices of the Company’s common stock of $4.25, quoted on the OTC Market on August 7, 2026.